Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 1 to the Registration Statement of Asiamart, Inc. and its subsidiaries on Form S-1 of our report, dated March 30, 2007, relating to the financial statements of Asiamart, Inc. and subsidiaries as of December 31, 2006 and 2005 appearing in the prospectus which is part of this Post-Effective Amendment to the Registration Statement.

We also consent to the reference to our Firm under the caption “Experts” in such prospectus.

/s/ MOORE STEPHENS WURTH FRAZER AND TORBET, LLP

Moore Stephens Wurth Frazer and Torbet, LLP
Walnut, California
April 17, 2007